Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 6 to the Registration Statement (No. 333-253037) on Form S-1 of Impact BioMedical, Inc., of our report dated September 29, 2021, relating to the consolidated financial statements of Impact BioMedical, Inc. as of and for the period ended December 31, 2020, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus included in such Registration Statement.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York

December 7, 2022